        As filed with the Securities and Exchange Commission on June 9, 1999

                                                    Registration No. 333 - _____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------
                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                        TRUE NORTH COMMUNICATIONS INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                                  36-1088161
(State or Other Jurisdiction of                                     (IRS Employer
Incorporation or Organization)                                    Identification No.)

          101 East Erie Street
           Chicago, Illinois                                          60611-2897
(Address of Principal Executive Offices)                              (Zip Code)

                        TRUE NORTH COMMUNICATIONS INC.
                                RETIREMENT PLAN
                           (Full title of the plan)
                            Theodore J. Theophilos
    Executive Vice President of Corporate Development and Business Affairs
                        True North Communications Inc.
                             101 East Erie Street
                               Chicago, Illinois
                                  60611-2897
                    (Name and address of agent for service)

                                (312) 425-6500
        (Telephone number, including area code, of agent for service.)

                        Calculation of Registration Fee
======================================================================================================================
                                               Proposed maximum         Proposed maximum
Title of Securities     Amount to be           offering price           aggregate offering      Amount of
to be Registered (1)    registered             per share (2)            price                   registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,
$.33 1/3 par value (3)  850,000                $24.06                   $20,451,000             $5,685
======================================================================================================================

-------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sales prices reported for shares of the Common Stock in the New York Stock Exchange Composite Transactions on June 2, 1999, which was $24.06.

(3) Includes an equal number of associated preferred stock purchase rights ("Rights") to purchase 1/2,000 of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share. Rights initially are attached to and trade with the Common Stock of Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

         PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents heretofore filed (File Number 1-5029) by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1.   Annual Report on Form 10-K for the year ended December 31, 1998;

2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

3. Current Reports on Form 8-K dated February 25, 1999, March 12, 1999, April 13, 1999 and April 16, 1999;

4. The description of the Registrant's Common Stock contained in the Joint Proxy Statement/ Registration Statement on Form S-4 (Registration No. 333-41189) under the caption "Description of True North Common Stock" filed by the Registrant with the SEC on November 26, 1997, including any amendments or reports filed for the purpose of updating such description;

5. The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1998 and any amendment or report filed for the purpose of updating such description; and

6.   The Plan's Annual Report on Form 11-K for the year ended December 31, 1998.

          All reports and other documents filed by the Registrant pursuant to
     Section 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel

          Suzanne S. Bettman, Vice President and Assistant General Counsel of True North, will issue an opinion about the legality of the True North Common Stock being offered by this prospectus.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Registrant's Bylaws also provide that Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

          Registrant's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Registrant or its stockholders. These provisions do not eliminate the directors' duty of care and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          Furthermore, Registrant has secured insurance covering Registrant and its directors and officers and those of its principal subsidiaries against certain liabilities.

Item 7. Exemptions from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          (a) The following is a list of Exhibits included as part of this Registration Statement. Items marked with a single asterisk are filed herewith.

          4.1 Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3(i) to Registrant's Annual Report on Form 10-K for the year ended December 31,
                1994).

          4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K dated December 9, 1994).

          4.3 Certificate of Designation of Series B Junior Participating Preferred Stock of Registrant, filed in Delaware on November 5, 1998 (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-3, filed December 7, 1998 (File No. 333-68485)).

          4.4 Bylaws, as restated March 4, 1998, of Registrant (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amendment No. 1 on Form S-8, dated March 17, 1998 to Registrant's Registration Statement on Form S-4, filed November 26, 1997 (File No. 333-41189)).

          4.5 Certificate of Amendment of Restated Certificate of Incorporation filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

          4.6 Rights Agreement dated as of November 4, 1998 between Registrant and The First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K dated November 4, 1998).

          *4.7  Registrant's Retirement Plan.

                Pursuant to Item 8(b), the Registrant undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the Plan.

          *5.1 Opinion of Suzanne S. Bettman, Vice President, Assistant General Counsel of Registrant.

          *23.1 Consent of Arthur Andersen LLP, independent public accountants.

          *23.2 Consent of KPMG LLP, independent certified public accountants.

          *23.2 Consent of Suzanne S. Bettman, Vice President, Assistant
                General Counsel of Registrant (included in Exhibit 5.1).

          *24.1 Power of Attorney (included in signature page).

          (b)  Not applicable.

Item 9. Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in the volume of securities offered if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that , for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange

Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Registrant: Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 8, 1999.

                                     TRUE NORTH COMMUNICATIONS INC.

                                     By: /s/ David A. Bell
                                     ------------------------------
                                              David A. Bell
                                         Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Bell, Donald L. Seeley and Theodore J. Theophilos, and each of them, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                             *    *    *    *    *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed by the following persons on June 8, 1999 in the capacities indicated.


             Signature                              Capacity
             ---------                              --------
            /s/ David A. Bell               Chairman and Chief Executive
     ----------------------------------     Officer (principal executive
              David A. Bell                 officer) and Director

                                            Vice Chairman, Executive Vice
           /s/ Donald L. Seeley             President, Chief Financial
     ----------------------------------     Officer (principal financial
             Donald L. Seeley               officer) and Director

     /s/ Kevin J. Smith                     Senior Vice President, Chief
     ----------------------------------     Accounting Officer
             Kevin J. Smith                 (principal accounting officer)

     /s/ Ronald W. Bess
     ----------------------------------               Director
             Ronald W. Bess

     /s/ Joseph A. Califano, Jr.
     ----------------------------------               Director
          Joseph A. Califano, Jr.

     /s/ Donald M. Elliman, Jr.
     ----------------------------------               Director
           Donald M. Elliman, Jr.


     ----------------------------------               Director
            H. John Greeniaus


     ----------------------------------               Director
           Leo-Arthur Kelmenson

     /s/ Michael E. Murphy
     ----------------------------------               Director
            Michael E. Murphy

     /s/ Charles D. Peebler, Jr.
     ----------------------------------               Director
          Charles D. Peebler, Jr.

     /s/ J. Brendan Ryan
     ----------------------------------               Director
             J. Brendan Ryan

     /s/ Marilyn R. Seymann
     ----------------------------------               Director
           Marilyn R. Seymann

     /s/ Stephen T. Vehslage
     ----------------------------------               Director
           Stephen T. Vehslage

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 8, 1999.

                                    TRUE NORTH COMMUNICATIONS INC.
                                    Retirement Plan

                                    By:  True North Communications Inc.,
                                         as Plan Administrator

                                    By:  /s/ Gary D. Chester
                                         --------------------------------
                                                 Gary D. Chester
                                                 Vice President